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EXHIBIT 12


                            CHECKPOINT SYSTEMS, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                                   (UNAUDITED)

(AMOUNTS IN THOUSANDS)                                     2006         2005        2004         2003         2002
----------------------------------------------------------------------------------------------------------------------
                                                                            (AS         (AS          (AS           (AS
                                                                       RESTATED)   RESTATED)    RESTATED)     RESTATED)
Interest expense (1)..................................  $    2,307  $     4,192  $    8,467   $   13,067  $     18,089
Interest factor in rental expense.....................       4,898        5,673       6,871        7,196         5,136
                                                        ----------  -----------  ----------   ----------  ------------
(a) Fixed charges, as defined.........................  $    7,205  $     9,865  $   15,338   $   20,263  $     23,225
                                                        ----------  -----------  ----------   ----------  ------------
Earnings (loss) from continuing operations before       $   41,975  $    40,127  $   21,031   $   29,443  $     22,801
   income taxes and minority interest.................
Fixed charges.........................................       7,205        9,865      15,338       20,263        23,225
                                                        ----------  -----------  ----------   ----------  ------------
(b) Earnings, as defined..............................  $   49,180  $    49,992  $   36,369   $   49,706  $     46,026
                                                        ----------  -----------  ----------   ----------  ------------
(c) Ratio of earnings to fixed charges (b / a)........        6.8x         5.1x        2.4x         2.5x          2.0x
                                                        ==========  ===========  ==========   ==========  ============

(1)     Includes amortization of finance costs.

The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. "Earnings" consist of earnings from continuing operations before income taxes and minority interest plus income from an equity method investee plus fixed charges. "Fixed Charges" consist of interest expense plus one-third of rental expense (which amount is considered representative of the interest factor in rental expense).